Exhibit 99.1

Enova Reports Second Quarter 2024 Results

•
Total revenue increased 26% from the second quarter of 2023 to $628 million
•
Diluted earnings per share and adjusted earnings per share increased 29% and 28% from the second quarter of 2023 to $1.93 and $2.21, respectively
•
Total company combined loans and finance receivables increased 25% from the end of second quarter of 2023 to a record $3.6 billion as total company originations were $1.4 billion for the quarter
•
Continued solid credit performance and outlook with a second quarter net revenue margin of 59%
•
Liquidity, including cash and marketable securities and available capacity on facilities, totaled $891 million at June 30
•
Repurchased approximately $62 million of common stock under the company’s share repurchase program

CHICAGO, July 23, 2024 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial services company powered by machine learning and world-class analytics, today announced financial results for the second quarter ended June 30, 2024.

“We delivered another quarter of strong results driven by the strength of our talented team, world-class machine learning analytics, flexible online-only business model, diversified product offerings and solid balance sheet,” said David Fisher, Enova’s CEO. “We believe we are in a strong position heading into the back half of 2024 with considerable momentum, a constructive macroeconomic environment, and stable credit across our entire product range.”

Second Quarter 2024 Summary

•
Total revenue of $628 million in the second quarter of 2024 increased 26% from $499 million in the second quarter of 2023.
•
Net revenue margin of 59% in the second quarter of 2024 compared to 60% in the second quarter of 2023.
•
Net income of $54 million, or $1.93 per diluted share, in the second quarter of 2024 compared to $48 million, or $1.50 per diluted share, in the second quarter of 2023.
•
Second quarter 2024 adjusted EBITDA, a non-GAAP measure, of $163 million compared to $126 million in the second quarter of 2023.
•
Adjusted earnings of $62 million, or $2.21 per diluted share, both non-GAAP measures, in the second quarter of 2024 compared to adjusted earnings of $55 million, or $1.72 per diluted share, in the second quarter of 2023.

“We are pleased to report another solid quarter with results that were in-line with or better than our expectations,” said Steve Cunningham, CFO of Enova. “A constructive operating environment has resulted in solid demand, stable credit and cost-effective access to capital while our diversified product offerings, scalable operating model, world-class risk management capabilities and solid balance sheet continue to enable our consistent and differentiated financial performance. Going forward, we remain confident in our ability to generate meaningful financial results this year and beyond and our ability to return significant capital to shareholders through share repurchases.”

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its second quarter 2024 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, July 23rd. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until July 30, 2024, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 4681239.

About Enova

Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 10.5 million customers with over $56 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for other nonoperating expenses, equity method investment income or loss, certain transaction-related costs and a discrete regulatory settlement shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

	June 30,		December 31,
	2024	2023	2023
Assets
Cash and cash equivalents	$60,138	$100,042	$54,357
Restricted cash	211,167	161,619	323,082
Loans and finance receivables at fair value	3,939,159	3,092,445	3,629,167
Income taxes receivable	68,732	32,653	44,129
Other receivables and prepaid expenses	71,172	57,758	71,982
Property and equipment, net	115,061	99,073	108,705
Operating lease right-of-use assets	13,180	16,488	14,251
Goodwill	279,275	279,275	279,275
Intangible assets, net	14,978	23,032	19,005
Other assets	44,229	45,522	41,583
Total assets	$4,817,091	$3,907,907	$4,585,536
Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$333,972	$229,315	$261,156
Operating lease liabilities	26,511	28,384	27,042
Deferred tax liabilities, net	114,959	103,852	113,350
Long-term debt	3,194,121	2,297,026	2,943,805
Total liabilities	3,669,563	2,658,577	3,345,353
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 46,373,689, 45,070,929 and 45,339,814 shares issued and 26,498,011, 30,869,886 and 29,089,258 outstanding as of June 30, 2024 and 2023 and December 31, 2023, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	308,481	266,058	284,256
Retained earnings	1,590,645	1,412,253	1,488,306
Accumulated other comprehensive loss	(10,749)	(5,988)	(6,264)
Treasury stock, at cost (19,875,678, 14,201,043 and 16,250,556 shares as of June 30, 2024 and 2023 and December 31, 2023, respectively)	(740,849)	(422,993)	(526,115)
Total stockholders’ equity	1,147,528	1,249,330	1,240,183
Total liabilities and stockholders’ equity	$4,817,091	$3,907,907	$4,585,536

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue	$628,436	$499,431	$1,238,325	$982,687
Change in Fair Value	(258,245)	(200,046)	(522,268)	(397,412)
Net Revenue	370,191	299,385	716,057	585,275
Operating Expenses
Marketing	120,765	95,971	231,332	175,726
Operations and technology	54,953	46,961	109,332	96,130
General and administrative	39,708	36,228	79,573	73,386
Depreciation and amortization	9,709	8,629	19,972	19,169
Total Operating Expenses	225,135	187,789	440,209	364,411
Income from Operations	145,056	111,596	275,848	220,864
Interest expense, net	(70,954)	(45,584)	(136,551)	(88,905)
Foreign currency transaction loss	(19)	—	(67)	(171)
Equity method investment loss	—	(1,119)	—	(1,125)
Other nonoperating expenses	(521)	(121)	(1,013)	(254)
Income before Income Taxes	73,562	64,772	138,217	130,409
Provision for income taxes	19,651	16,627	35,878	31,341
Net income	$53,911	$48,145	$102,339	$99,068
Earnings Per Share
Earnings per common share:
Basic	$2.00	$1.55	$3.71	$3.17
Diluted	$1.93	$1.50	$3.56	$3.05
Weighted average common shares outstanding:
Basic	26,938	31,084	27,567	31,212
Diluted	27,941	32,203	28,722	32,456

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Total cash flows provided by operating activities	$709,505	$581,339
Cash flows from investing activities
Loans and finance receivables	(827,638)	(462,829)
Capitalization of software development costs and purchases of fixed assets	(22,312)	(20,648)
Total cash flows used in investing activities	(849,950)	(483,477)
Cash flows provided by (used in) financing activities	35,159	(15,069)
Effect of exchange rates on cash, cash equivalents and restricted cash	(848)	468
Net (decrease) increase in cash, cash equivalents and restricted cash	(106,134)	83,261
Cash, cash equivalents and restricted cash at beginning of year	377,439	178,400
Cash, cash equivalents and restricted cash at end of period	$271,305	$261,661

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA

(dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended June 30, 2024 and 2023.

Three Months Ended June 30,	2024	2023	Change
Ending combined loan and finance receivable principal balance:
Company owned	$3,423,652	$2,756,942	$666,710
Guaranteed by the Company(a)	12,487	14,199	(1,712)
Total combined loan and finance receivable principal balance(b)	$3,436,139	$2,771,141	$664,998
Ending combined loan and finance receivable fair value balance:
Company owned	$3,939,159	$3,092,445	$846,714
Guaranteed by the Company(a)	17,284	19,115	(1,831)
Ending combined loan and finance receivable fair value balance(b)	$3,956,443	$3,111,560	$844,883
Fair value as a % of principal(c)	115.1%	112.3%	2.8%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$3,569,726	$2,857,557	$712,169
Guaranteed by the Company(a)	14,941	16,972	(2,031)
Ending combined loan and finance receivable balance(b)	$3,584,667	$2,874,529	$710,138
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$3,485,739	$2,817,761	$667,978
Guaranteed by the Company(a)(d)	13,730	14,627	(897)
Average combined loan and finance receivable balance(a)(d)	$3,499,469	$2,832,388	$667,081
Installment loans as percentage of average combined loan and finance receivable balance	47.7%	57.1%	(9.4)%
Line of credit accounts as percentage of average combined loan and finance receivable balance	52.3%	42.9%	9.4%

Revenue	$619,340	$492,723	$126,617
Change in fair value	(255,980)	(198,126)	(57,854)
Net revenue	363,360	294,597	68,763
Net revenue margin	58.7%	59.8%	(1.1)%

Combined loan and finance receivable originations and purchases	$1,408,654	$1,113,127	$295,527

Delinquencies:
>30 days delinquent	$268,053	$221,540	$46,513
>30 days delinquent as a % of loan and finance receivable balance(c)	7.5%	7.7%	(0.2)%

Charge-offs:
Charge-offs (net of recoveries)	$268,386	$214,970	$53,416
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	7.7%	7.6%	0.1%

(a) Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.

(b) Non-GAAP measure.

(c) Determined using period-end balances.

(d) The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$53,911	$48,145	$102,339	$99,068
Adjustments:
Transaction-related costs(a)	—	—	327	—
Lease termination and cease-use costs(b)	—	—	—	1,698
Equity method investment loss	—	1,119	—	1,125
Other nonoperating expenses(c)	521	121	1,013	254
Intangible asset amortization	2,013	2,013	4,027	4,357
Stock-based compensation expense	7,764	6,236	15,403	12,205
Foreign currency transaction loss	19	—	67	171
Cumulative tax effect of adjustments	(2,590)	(2,364)	(5,232)	(4,935)

Adjusted earnings	$61,638	$55,270	$117,944	$113,943

Diluted earnings per share	$1.93	$1.50	$3.56	$3.05

Adjusted earnings per share	$2.21	$1.72	$4.11	$3.51

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$53,911	$48,145	$102,339	$99,068
Depreciation and amortization expenses	9,709	8,629	19,972	19,169
Interest expense, net	70,954	45,584	136,551	88,905
Foreign currency transaction loss	19	—	67	171
Provision for income taxes	19,651	16,627	35,878	31,341
Stock-based compensation expense	7,764	6,236	15,403	12,205
Adjustments:
Transaction-related costs(a)	—	—	327	—
Equity method investment loss	—	1,119	—	1,125
Other nonoperating expenses(c)	521	121	1,013	254

Adjusted EBITDA	$162,529	$126,461	$311,550	$252,238

Adjusted EBITDA margin calculated as follows:
Total Revenue	$628,436	$499,431	$1,238,325	$982,687
Adjusted EBITDA	162,529	126,461	311,550	252,238
Adjusted EBITDA as a percentage of total revenue	25.9%	25.3%	25.2%	25.7%

(a)
In the first quarter of 2024, the Company recorded $0.3 million ($0.2 million net of tax) of costs related to a consent solicitation for the Senior Notes due 2025.
(b)
In the first quarter of 2023, the Company recorded a loss of $1.7 million ($1.3 million net of tax) related to the exit of leased office space.
(c)
In the second quarter of 2024, the Company recorded other nonoperating expense of $0.5 million ($0.4 million net of tax) related to the early extinguishment of debt. In the first quarter of 2024 and the first and second quarters of 2023, the Company recorded other nonoperating expense of $0.5 million ($0.4 million net of tax), $0.1 million ($0.1 million net of tax) and $0.1 million ($0.1 million net of tax), respectively, related to the repurchase of senior notes.